UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 23, 2021

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7047 E Greenway Pkwy Suite 250, Scottsdale, Arizona 85254
(Address of principal executive offices and zip code)

(408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 23, 2021, Viavi Solutions Inc. (the “Company”) announced that is offering $400 million aggregate principal amount of Senior Notes due 2029 in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) (the “Offering”), subject to market and other customary conditions. In connection with the Offering, the Company disclosed to prospective investors that it is seeking to enter into a new asset-based credit agreement (the “Asset-Based Credit Agreement”) that is anticipated to provide for a $300 million five-year senior secured revolving credit facility, including sub-limits with respect to certain Canadian and UK subsidiaries and for borrowings in Canadian dollars and Pounds Sterling and a sub-facility with respect to certain German subsidiaries, subject to borrowing base availability. In addition, the Company anticipates that the Asset-Based Credit Agreement would provide for an option to increase, subject to certain conditions, the aggregate amount of such facility by $100 million. In connection with the entry into the Asset-Based Credit Agreement, the Company intends to terminate its existing Credit Agreement, which provides for a $300 million senior secured revolving credit facility. The entry into the Asset-Based Credit Agreement is not conditioned upon the issuance of the notes in the Offering and the issuance of the notes in the Offering is not conditioned upon the entry into the Asset-Based Credit Agreement. The Company expects the execution of the Asset-Based Credit Agreement to occur in October 2021; however, the Company can provide no assurance as to whether the Asset-Based Credit Agreement will be consummated or the terms and conditions thereof. No commitments have been made by any lender to enter into the Asset Based Credit Agreement.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

A copy of the press release announcing the Offering is filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding the Company’s current expectations regarding the transactions described in this Current Report, and can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For more information on these risks, please refer to the “Risk Factors” section included in the Company’s Annual Report on Form 10-K filed August 23, 2021, which was filed with the Securities and Exchange Commission. The forward-looking statements contained in this Current Report are made as of the date thereof and the Company assumes no obligation to update such statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Press Release dated September 23, 2021 announcing the Offering.
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

By:	/s/ Henk Derksen
Name:	Henk Derksen
Title:	Executive Vice President and Chief Financial Officer

September 23, 2021